UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 25, 2010, KPMG LLP (“KPMG”) notified K-V Pharmaceutical Company (the “Registrant” or the “Company”) that it had resigned from its engagement as the Registrant’s principal accountant.

KPMG’s resignation was not recommended or approved by the Audit Committee of the Registrant’s Board of Directors.

During the Registrant’s two most recent fiscal years ended March 31, 2010 and the subsequent interim period through the date of KPMG’s resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant’s two most recent fiscal years ended March 31, 2010 and the subsequent interim period through the date of KPMG’s resignation, no reportable events (as described under Item 304(a)(i)(v) of Regulation S-K of the Securities and Exchange Act of 1934) have occurred, except as described below with respect to the material weaknesses reported by KPMG.

The audit report of KPMG on the consolidated financial statements of the Registrant and its subsidiaries as of and for the year ended March 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except as follows:

KPMG’s report on the consolidated financial statements of the Registrant and subsidiaries as of and for the year ended March 31, 2009 contained a separate paragraph stating that “As discussed in Note 3 to the consolidated financial statements, the Company has suspended the shipment of all products manufactured by the Company and must comply with a consent decree with the FDA before approved products can be reintroduced to the market. Significant negative impacts on operating results and cash flows from these actions including the potential inability of the Company to raise capital; suspension of manufacturing; significant uncertainties related to litigation and governmental inquiries; and debt covenant violations raise substantial doubt about the Company’s ability to continue as a going concern.”

The audit report of KPMG on the effectiveness of internal control over financial reporting as of March 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Registrant did not maintain effective internal control over financial reporting as of March 31, 2009 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states “Material weaknesses have been identified and included in management’s assessment in the areas of entity-level controls (control awareness, personnel, identification and addressing risks, monitoring of controls, remediation of deficiencies and communication of information), financial statement preparation and review procedures (manual journal entries, account reconciliations, spreadsheets, customer and supplier agreements, stock-based compensation, Medicaid rebates and income taxes) and the application of accounting principles (inventories, property and equipment, employee compensation, reserves for sales allowances and financing transactions).

As of the date of their resignation, KPMG had not completed the audit of the consolidated financial statements and the effectiveness of the internal controls over financial reporting of the Registrant as of and for the year ended March 31, 2010. KPMG had informed the Audit Committee prior to the date of their resignation that upon completion of their audit of the consolidated financial statements as of and for the year ended March 31, 2010 they expected their audit report would contain a separate paragraph expressing substantial doubt about the Registrant’s ability to continue as a going concern and their report on internal controls over financial reporting would indicate that the Registrant did not maintain effective internal control over financial reporting as of March 31, 2010 because of the effect of material weaknesses reported as of March 31, 2009 that had not been remediated.

The Registrant provided KPMG with a copy of this report on Form 8-K and requested that KPMG furnish the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements herein. A copy of KPMG’s letter will be filed as an amendment to this report within two days of receipt by the Registrant.

The Registrant has begun the process to select a new principal accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer